016570| 003590|127C|RESTRICTED||4|057-423

COMMON SHARES

PAR VALUE US $0.002

COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY

Certificate Number
ZQ 000000

Shares
600620****
600620**
****600620****
*****600620***
******600620**

ALPHA AND OMEGA SEMICONDUCTOR LIMITED

INCORPORATED UNDER THE LAW OF BERMUDA

THIS IS TO CERTIFY that MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP XXXXXX XX X

SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered holder of * * * SIX HUNDRED THOUSAND SIX HUNDRED AND TWENTY* * *

fully paid common shares of the par value of US $0.002 each in the above-named Company, subject to the Memorandum of Association and Bye-Laws thereof.

DATED <<Month Day, Year>>

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

FACSIMILE SIGNATURE TO COME
Director

FACSIMILE SIGNATURE TO COME
Director

SECURITY INSTRUCTIONS ON REVERSE

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